                                    EXHIBIT D

                                     NOTICE

            This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

     WILMINGTON TRUST COMPANY   of    WILMINGTON
-------------------------------    ---------------
                 Name of Bank                                       City

in the State of   DELAWARE  , at the close of business on September 30, 2001.
                -----------

ASSETS
                                                                                               Thousands of dollars
Cash and balances due from depository institutions:
                                     Noninterest-bearing balances and currency and coins....................274,398
                                           Interest-bearing balances..............................................0
Held-to-maturity securities................................................................................. 15,956
Available-for-sale securities.............................................................................1,177,116
Federal funds sold and securities purchased under agreements to resell......................................453,981
Loans and lease financing receivables:
                                 Loans and leases, net of unearned income. . . . 4,879,670
                                 LESS:  Allowance for loan and lease losses. . . . .73,439
                                  LESS:  Allocated transfer risk reserve. . . . . . . .  0
                              Loans and leases, net of unearned income, allowance, and reserve............4,806,231
Assets held in trading accounts...................................................................................0
Premises and fixed assets (including capitalized leases)....................................................133,431
Other real estate owned......................................................................................   668
Investments in unconsolidated subsidiaries and associated companies...........................................1,605
Customers' liability to this bank on acceptances outstanding......................................................0
Intangible assets:
                                                           a.  Goodwill........................................ 217
                                                     b.  Other intangible assets............................. 4,230
Other assets............................................................................................... 161,671
Total assets..............................................................................................7,029,504

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LIABILITIES

Deposits:
In domestic offices.......................................................................................5,443,431
                                 Noninterest-bearing . . . . . . . . . . . . . . 1,067,087
                                 Interest-bearing. . . . . . . . . . . . . . .   4,376,344
Federal funds purchased and Securities sold under agreements to repurchase................................. 549,060
Trading liabilities (from Schedule RC-D)..........................................................................0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases:..............390,810
Bank's liability on acceptances executed and outstanding..........................................................0
Subordinated notes and debentures.................................................................................0
Other liabilities (from Schedule RC-G)..................................................................... 108,356
Total liabilities.........................................................................................6,491,657

EQUITY CAPITAL

Perpetual preferred stock and related surplus.....................................................................0
Common Stock....................................................................................................500
Surplus (exclude all surplus related to preferred stock).....................................................62,118
a.  Retained earnings.......................................................................................459,554
b.  Accumulated other comprehensive income.................................................................. 15,675
Total equity capital........................................................................................537,847
Total liabilities, limited-life preferred stock, and equity capital.......................................7,029,504

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